Exhibit 99.1

Cactus Announces First Quarter 2026 Results

HOUSTON – May 6, 2026 – Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”) today announced financial and operating results for the first quarter of 2026.
First Quarter Highlights
•On January 1, 2026, Cactus closed on its previously announced acquisition of a majority interest in Baker Hughes' Surface Pressure Control business (“Cactus International”);
•Revenue of $388.3 million and operating income of $49.5 million;
•Net income of $40.2 million and diluted loss per Class A share of $0.70;
•Adjusted net income(1) of $56.2 million and diluted earnings per share, as adjusted(1) of $0.70;
•Net income margin of 10.4% and adjusted net income margin(1) of 14.5%;
•Adjusted EBITDA(2) and Adjusted EBITDA margin(2) of $100.1 million and 25.8%, respectively;
•Cash flow from operations of $128.3 million; and
•Cash and cash equivalents of $291.6 million, including $97.8 million of cash retained to finalize certain legal restructuring activities related to the Cactus International acquisition, with no bank debt outstanding as of March 31, 2026.
Financial Summary

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
	(in thousands)
Revenues	$388,349	$261,203	$280,319
Operating income(3)	$49,504	$59,850	$68,612
Operating income margin	12.7%	22.9%	24.5%
Net income	$40,221	$48,302	$54,105
Net income margin	10.4%	18.5%	19.3%
Adjusted net income(1)	$56,172	$52,134	$58,816
Adjusted net income margin(1)	14.5%	20.0%	21.0%
Adjusted EBITDA(2)	$100,050	$85,493	$93,841
Adjusted EBITDA margin(2)	25.8%	32.7%	33.5%
(1)    Adjusted net income, Adjusted net income margin and diluted earnings per share, as adjusted are non-GAAP financial measures. These figures assume Cactus, Inc. held all units in its operating subsidiary at the beginning of the period. Additional information regarding non-GAAP financial measures, including the definitions of these measures and the reconciliation of GAAP to non-GAAP financial measures are in the Supplemental Information tables.
(2)    Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See the definitions of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.
(3)    Operating income reflects certain expenses related to the Cactus International and FlexSteel acquisitions, including expenses related to purchase price fair value adjustments of inventory, fixed assets, backlog and other intangible amortization expenses related to purchase price accounting. See the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables for further details.

Scott Bender, CEO and Chairman of the Board of Cactus, commented, “We achieved solid results in the first quarter of 2026 driven by disciplined execution. I am particularly pleased with the strong performance of the Spoolable Technologies segment in the quarter, as both revenues and margins exceeded expectations following a strong close to the quarter both domestically and abroad. Pressure Control results, which now include Cactus International, were in line with expectations despite the initial impacts of the conflict in the Middle East.
“We anticipate that the U.S. land rig count will be flat to up in the second quarter, as our customer base maintains capital discipline despite dramatically higher commodity prices. However, the sentiment among even our larger customers has recently turned more bullish. We expect second quarter Pressure Control revenues to be approximately flat as the Middle East conflict and associated logistics disruptions impacts our business, but is offset by domestic strength. Activity in our Spoolable Technologies segment should increase in the second quarter, as recent U.S. customer inquiries point toward continued momentum in the business, particularly for our higher diameter offerings.”

Mr. Bender concluded, “The global oil and gas market outlook has changed drastically in the past two months. Higher commodity prices have increased customer optimism in most of our markets. Despite numerous supply chain challenges, our team is working to meet our customers' needs. I would like to specially thank our new Cactus International associates for prioritizing safety while continuing to execute for our customers during this extraordinarily challenging time. Although the near-term activity outlook in the Middle East remains highly uncertain, I am confident in the positioning of our global business to participate in the upstream investment that will be required to restore market supply once the conflict abates.”

Segment Performance
We report two business segments, Pressure Control and Spoolable Technologies. Corporate and other expenses not directly attributable to either segment are presented separately as Corporate and Other expenses. Beginning this quarter, results of the Cactus International business are included in the Pressure Control segment.

Pressure Control

First quarter 2026 Pressure Control revenue increased $121.7 million, or 68.2%, sequentially, primarily due to the contribution of Cactus International. Operating income decreased $10.1 million, or 20.7%, sequentially, with margins decreasing 1,440 basis points, as increased operating income from Cactus International was more than offset by purchase price accounting-related adjustments. Adjustments included the amortization of the step-up of inventory and the amortization of the write-up of intangible values, which together totaled $19.0 million in the quarter. Adjusted Segment EBITDA increased $12.7 million, or 21.4%, sequentially, with Adjusted Segment EBITDA margins decreasing 930 basis points on the contribution of Cactus International at lower margins.

Spoolable Technologies

First quarter 2026 Spoolable Technologies revenues increased $5.7 million, or 6.8%, sequentially, due to higher domestic and international activity levels. Operating income increased $2.6 million, or 12.6%, sequentially, on higher volume, while margins increased 130 basis points. Adjusted Segment EBITDA was higher by $1.8 million, or 5.9%, sequentially, with Adjusted Segment EBITDA margins decreasing 30 basis points, as improved operating leverage was offset by higher input costs.

Corporate and Other Expenses

First quarter 2026 Corporate and Other expenses increased $2.9 million sequentially, primarily due to higher transaction and integration expenses. First quarter Corporate and Other expenses contained $5.8 million of transaction-related expenses resulting from the acquisition of Cactus International, $2.5 million higher than the fourth quarter.

Liquidity, Capital Expenditures and Other
As of March 31, 2026, the Company had $291.6 million of cash and cash equivalents, including $97.8 million of cash held for certain restructuring activities related to the Cactus International acquisition, no bank debt outstanding, and $223.7 million of availability on our revolving credit facility. Operating cash flow was $128.3 million for the first quarter of 2026. During the first quarter, the Company made dividend payments and associated distributions of $11.7 million.

Net cash used in investing activities represented $310.0 million for the first quarter, primarily attributable to the Cactus International acquisition. Net capital expenditures were $9.0 million during the first quarter of 2026. For the full year 2026, the Company still expects net capital expenditures to be in the range of $40 to $50 million.

Remaining Performance Obligations, or backlog, closed the quarter at $537.5 million. Backlog is primarily related to operations in our Cactus International business.

As of March 31, 2026, Cactus had 69,415,532 shares of Class A common stock outstanding (representing 86.6% of the total voting power) and 10,758,435 shares of Class B common stock outstanding (representing 13.4% of the total voting power).
Quarterly Dividend
The Board of Directors has approved a quarterly cash dividend of $0.14 per share of Class A common stock with payment to occur on June 18, 2026 to holders of record of Class A common stock at the close of business on June 1, 2026. A corresponding distribution of up to $0.14 per CC Unit has also been approved for holders of CC Units of Cactus Companies, LLC.
Conference Call Details
The Company will host a conference call to discuss financial and operational results tomorrow, Thursday May 7, 2026 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).

The call will be webcast on Cactus’ website at www.CactusWHD.com. Please access the webcast for the call at least 10 minutes ahead of the start time to ensure a proper connection. Analysts and institutional investors may click here to pre-register for the conference call.

An archived webcast of the conference call will be available on the Company’s website shortly after the end of the call.
About Cactus, Inc.

Cactus designs, manufactures, sells or rents a range of highly engineered pressure control and spoolable pipe technologies. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of its customers’ wells. In addition, it provides field services for its products and rental items to assist with the installation, maintenance and handling of the equipment. Cactus operates service centers and manufacturing facilities globally with an emphasis in North America and the Middle East.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “outlook,” “will,” “hope,” “opportunity,” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. Cactus disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.
Cactus, Inc.
Alan Boyd, 713-904-4669
Treasurer, Director of Corporate Development and Investor Relations
IR@CactusWHD.com
Source: Cactus, Inc.

Cactus, Inc.
Condensed Consolidated Statements of Income
(unaudited)

	Three Months Ended March 31,
	2026	2025
	(in thousands, except per share data)
Revenues
Pressure Control	$300,172	$190,277
Spoolable Technologies	89,900	92,578
Corporate and other(1)	(1,723)	(2,536)
Total revenues	388,349	280,319

Operating income
Pressure Control	38,605	54,333
Spoolable Technologies	23,567	23,876
Total segment operating income	62,172	78,209
Corporate and other expenses	(12,668)	(9,597)
Total operating income	49,504	68,612

Interest income, net	220	2,325
Income before income taxes	49,724	70,937
Income tax expense	9,503	16,832
Net income	$40,221	$54,105
Less: net income attributable to non-controlling interest	7,315	9,882
Net income attributable to Cactus Inc.	$32,906	$44,223

Net income attributable to Cactus Inc.	$32,906	$44,223
Less: Accretion of redeemable non-controlling interest to redemption value	81,507	—
Net (loss) income attributable to Cactus Inc. including accretion of redeemable non-controlling interest to redemption value	$(48,601)	$44,223

(Loss) earnings per Class A share - basic	$(0.70)	$0.65
(Loss) earnings per Class A share - diluted(2)	$(0.70)	$0.64

Weighted average shares outstanding - basic	69,026	68,194
Weighted average shares outstanding - diluted(2)	69,026	68,664

(1)Represents the elimination of inter-segment revenue for sales from our Pressure Control segment to our Spoolable Technologies segment.
(2)Dilution for the three months ended March 31, 2026 and 2025 excludes 10.9 million and 11.4 million shares, respectively, of Class B common stock as the effect would be antidilutive.

Cactus, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	March 31,	December 31,
	2026	2025
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$291,609	$123,571
Restricted cash	—	371,011
Accounts receivable, net	459,954	164,493
Inventories	404,210	276,613
Prepaid expenses and other current assets	19,630	19,231
Total current assets	1,175,403	954,919

Property and equipment, net	394,976	342,592
Operating lease right-of-use assets, net	34,434	19,491
Intangible assets, net	364,278	148,004
Goodwill	248,334	203,028
Deferred tax asset, net	204,550	187,545
Investment in unconsolidated affiliates	5,946	5,923
Other noncurrent assets	30,160	10,115
Total assets	$2,458,081	$1,871,617

Liabilities, Mezzanine Equity, and Stockholders' Equity
Current liabilities
Accounts payable	$315,781	$71,541
Accrued expenses and other current liabilities	64,753	51,388
Contract liabilities	33,593	7,707
Current portion of liability related to tax receivable agreement	21,314	21,314
Finance lease obligations, current portion	7,669	7,476
Operating lease liabilities, current portion	7,977	4,815
Total current liabilities	451,087	164,241

Deferred tax liability, net	38,710	2,786
Liability related to tax receivable agreement, net of current portion	243,500	241,609
Finance lease obligations, net of current portion	9,661	9,672
Operating lease liabilities, net of current portion	29,927	15,786
Other noncurrent liabilities	38,935	4,475
Total liabilities	811,820	438,569

Mezzanine equity
Redeemable non-controlling interest	240,608	—

Total stockholders' equity	1,405,653	1,433,048
Total liabilities, mezzanine equity, and stockholders' equity	$2,458,081	$1,871,617

Cactus, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2026	2025
	(in thousands)
Cash flows from operating activities
Net income	$40,221	$54,105
Reconciliation of net income to net cash provided by operating activities
Depreciation and amortization	36,761	15,678
Deferred financing cost amortization	639	280
Stock-based compensation	7,039	6,064
Provision for expected credit losses	1,060	133
Inventory obsolescence	2,397	(296)
Gain on disposal of assets	(65)	(79)
Deferred income taxes	479	7,623
Changes in operating assets and liabilities:
Accounts receivable	(63,179)	(28,087)
Inventories	(3,224)	(3,112)
Prepaid expenses and other assets	(1,136)	2,080
Accounts payable	100,406	(7,923)
Accrued expenses and other liabilities	5,190	(4,921)
Contract liabilities	1,683	—
Net cash provided by operating activities	128,271	41,545

Cash flows from investing activities
Acquisition of a business, net of cash and cash equivalents acquired	(301,011)	—
Investment in unconsolidated affiliate	—	(6,000)
Capital expenditures and other	(9,724)	(10,230)
Proceeds from sales of assets	746	779
Net cash used in investing activities	(309,989)	(15,451)

Cash flows from financing activities
Payments on finance leases	(1,914)	(1,988)
Dividends paid to Class A common stock shareholders	(10,214)	(9,216)
Distributions to members	(1,502)	(5,089)
Repurchases of shares	(7,899)	(5,498)
Net cash used in financing activities	(21,529)	(21,791)
Effect of exchange rate changes on cash and cash equivalents	274	515
Net increase in cash and cash equivalents	(202,973)	4,818

Cash, cash equivalents, and restricted cash
Beginning of period	494,582	342,843
End of period	$291,609	$347,661

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin
(unaudited)

Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin are not measures of net income as determined by GAAP but they are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements. Cactus defines adjusted net income as net income subject to the adjustments described in the table below. Among other things, those adjustments exclude income attributable to non-controlling interests in the Company's businesses, with the exception of income attributable to the non-controlling interests in the Company's principal operating subsidiary, Cactus Companies LLC. For these interests, Adjusted net income assumes Cactus, Inc. held all units in its principal operating subsidiary throughout the entire period, with net income reduced by the resulting additional income tax expense related to the incremental income attributable to Cactus, Inc. Cactus defines diluted earnings per share, as adjusted as Adjusted net income divided by weighted average shares outstanding, as adjusted. Cactus defines Adjusted net income margin as Adjusted net income divided by total revenue. The Company believes this supplemental information is useful for evaluating performance period over period.

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
	(in thousands, except per share data)
Net income	$40,221	$48,302	$54,105
Adjustments:
Severance expenses(1)	934	164	—
Loss from revaluation of liability related to tax receivable agreement and other(2)	—	1,015	—
Transaction related expenses(3)	5,811	3,299	3,487
Intangible amortization expense(4)	12,526	3,997	3,997
Inventory step-up expense(5)	10,449	—	—
Non-controlling interest adjustment(6)	(7,429)	—	—
Income tax expense differential(7)	(6,340)	(4,643)	(2,773)
Adjusted net income	$56,172	$52,134	$58,816

Diluted earnings per share, as adjusted	$0.70	$0.65	$0.73

Weighted average shares outstanding, as adjusted(8)	80,581	80,501	80,097

Revenue	$388,349	$261,203	$280,319
Net income margin	10.4%	18.5%	19.3%
Adjusted net income margin	14.5%	20.0%	21.0%

(1)Represents non-routine charges related to severance benefits.
(2)Represents non-cash adjustments for the revaluation of the Tax Receivable Agreement ("TRA") liability and the tax indemnity receivable asset related to the FlexSteel acquisition.
(3)Reflects transaction fees and expenses recorded in connection with the acquisition of Cactus International and other growth initiatives.
(4)Reflects amortization expense associated with the step-up in intangible value due to purchase price accounting.
(5)Represents amortization of the Cactus International inventory step-up adjustment due to purchase price accounting.
(6)Represents earnings attributable to non-controlling partners in both the Cactus International joint venture and Cactus International's business in Saudi Arabia.
(7)Represents the increase or decrease in tax expense as though Cactus, Inc. owned 100% of its operating subsidiary at the beginning of the period, calculated as the difference in tax expense recorded during each period and what would have been recorded, adjusted for pre-tax items listed above, based on a corporate effective tax rate of 22% on income before income taxes for the three months ended March 31, 2026, and 25.0% for the three months ended December 31, 2025 and March 31, 2025.
(8)Reflects 69.7, 69.5, and 68.2 million weighted average shares of basic Class A common stock outstanding and 10.9, 11.0 and 11.4 million additional shares for the three months ended March 31, 2026, December 31, 2025, and March 31, 2025, respectively, as if the weighted average shares of Class B common stock were exchanged and cancelled for Class A common stock at the beginning of the period, plus the effect of dilutive securities.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
EBITDA, Adjusted EBITDA and Adjusted EBITDA margin
(unaudited)

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines EBITDA as net income excluding net interest, income tax and depreciation and amortization. Cactus defines Adjusted EBITDA as EBITDA excluding the other items outlined below.
Cactus management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
	(in thousands)
Net income	$40,221	$48,302	$54,105
Interest income, net	(220)	(3,142)	(2,325)
Income tax expense	9,503	13,675	16,832
Depreciation and amortization	26,313	16,162	15,678
EBITDA	75,817	74,997	84,290
Loss from revaluation of liability related to tax receivable agreement and other(1)	—	1,015	—
Severance expenses(2)	934	164	—
Transaction related expenses(3)	5,811	3,299	3,487
Inventory step-up expense(4)	10,449	—	—
Stock-based compensation	7,039	6,018	6,064
Adjusted EBITDA	$100,050	$85,493	$93,841

Revenue	$388,349	$261,203	$280,319
Net income margin	10.4%	18.5%	19.3%
Adjusted EBITDA margin	25.8%	32.7%	33.5%
(1)    Represents non-cash adjustments for the revaluation of the TRA liability and the tax indemnity receivable asset related to the FlexSteel acquisition.
(2)Represents non-routine charges related to severance benefits.
(3)Reflects transaction fees and expenses recorded in connection with the acquisition of Cactus International and other growth initiatives.
(4)Represents amortization of the Cactus International inventory step-up adjustment due to purchase price accounting.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Adjusted Segment EBITDA and Adjusted Segment EBITDA margin
(unaudited)

Adjusted Segment EBITDA and Adjusted Segment EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines Adjusted Segment EBITDA as segment operating income excluding depreciation and amortization and the other items outlined below, in each case, that are attributable to the segment.
Cactus management believes Adjusted Segment EBITDA is useful because it allows management to more effectively evaluate the Company’s segment operating performance and compare the results of its segment operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. Adjusted Segment EBITDA should not be considered as an alternative to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted Segment EBITDA margin as Adjusted Segment EBITDA divided by total segment revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
	(in thousands)
Pressure Control
Revenue	$300,172	$178,428	$190,277

Operating income	38,605	48,672	54,333
Depreciation and amortization expense	17,441	7,201	7,035
Severance expenses(1)	908	67	—
Inventory step-up expense(2)	10,449	—	—
Stock-based compensation	4,433	3,211	3,382
Adjusted Segment EBITDA	$71,836	$59,151	$64,750
Operating income margin	12.9%	27.3%	28.6%
Adjusted Segment EBITDA margin	23.9%	33.2%	34.0%

Spoolable Technologies
Revenue	$89,900	$84,202	$92,578

Operating income	23,567	20,925	23,876
Depreciation and amortization expense	8,872	8,961	8,643
Severance expenses(1)	26	97	—
Stock-based compensation	437	1,094	1,009
Adjusted Segment EBITDA	$32,902	$31,077	$33,528
Operating income margin	26.2%	24.9%	25.8%
Adjusted Segment EBITDA margin	36.6%	36.9%	36.2%

Corporate and Other
Revenue(3)	$(1,723)	$(1,427)	$(2,536)

Corporate and other expenses	(12,668)	(9,747)	(9,597)
Stock-based compensation	2,169	1,713	1,673
Transaction related expenses(4)	5,811	3,299	3,487
Adjusted Corporate EBITDA	$(4,688)	$(4,735)	$(4,437)

Total revenue	$388,349	$261,203	$280,319
Total operating income	$49,504	$59,850	$68,612
Total operating income margin	12.7%	22.9%	24.5%
Total Adjusted EBITDA	$100,050	$85,493	$93,841
Total Adjusted EBITDA margin	25.8%	32.7%	33.5%
(1)Represents non-routine charges related to severance benefits.
(2)Represents amortization of the Cactus International inventory step-up adjustment due to purchase price accounting.
(3)Represents the elimination of inter-segment revenue for sales from our Pressure Control segment to our Spoolable Technologies segment.
(4)Reflects transaction fees and expenses recorded in connection with the acquisition of Cactus International and other growth initiatives.